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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 9, 2003


                            SKYWORKS SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                      1-5560                   04-2302115
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)

      20 SYLVAN ROAD, WOBURN, MASSACHUSETTS                         01801
     (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code              (781) 376-3000








                                Page 1 of 3 pages


                             Exhibit Index on page 4

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On September 9, 2003, Skyworks Solutions, Inc. (the "Company") priced an offering of 9,200,000 shares of its common stock at a price of $11.50 per share and granted Credit Suisse First Boston LLC, the sole bookrunner for this offering, an over-allotment option to purchase up to an additional 1,380,000 shares of its common stock (collectively, the "Shares").

         The closing of the offering is expected to occur on September 12, 2003, and is subject to customary closing conditions. The Shares will be sold pursuant to the Company's shelf Registration Statement on Form S-3 (Registration No. 333-107846), which was declared effective by the Securities and Exchange Commission on August 28, 2003.

         Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Terms Agreement dated September 9, 2003, between the Company and Credit Suisse First Boston LLC, relating to the issuance and sale of the Shares. The Terms Agreement is incorporated herein by reference in its entirety. The Underwriting Agreement, which is a part of the Terms Agreement, is also incorporated herein by reference in its entirety and was filed as Exhibit 1.01 to the Company's Registration Statement on Form S-3 (Registration No. 333-107846).


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c) Exhibits.


         EXHIBIT NO.       DESCRIPTION
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             1.1           Terms Agreement dated September 9, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               SKYWORKS SOLUTIONS, INC.



    Date:  September 10, 2003               By:  /s/ Paul E. Vincent
                                                 ----------------------------
                                                 Paul E. Vincent
                                                 Chief Financial Officer,
                                                 Treasurer and Secretary





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                                  EXHIBIT INDEX

      EXHIBIT NO.      DESCRIPTION
      -----------      -----------

         1.1           Terms Agreement dated September 9, 2003.